Exhibit 99.4

Chief Gathering LLC

BALANCE SHEETS

(Unaudited)

	March 31, 2012	December 31, 2011
ASSETS
Current assets
Accounts receivable—trade	$5,390,677	$5,077,906

Total current assets	5,390,677	5,077,906
Property and equipment, net	312,320,084	264,311,750
Inventory	12,667,720	12,879,055
Notes receivable	412,025	-

Total assets	$330,790,506	$282,268,711

LIABILITIES AND MEMBER’S EQUITY
Current liabilities
Affiliate payable	$1,289,081	$2,348,452

Total current liabilities	1,289,081	2,348,452
Note payable—related party	280,200,943	234,481,687
Long term debt	45,000,000	45,000,000

Commitments and contingencies (Note G)

Member’s equity	4,300,482	438,572

Total liabilities and member’s equity	$330,790,506	$282,268,711

The accompanying notes are an integral part of these financial statements.

Chief Gathering LLC

STATEMENT OF OPERATIONS

Three months ended March 31, 2012

(Unaudited)

Revenues
Gathering fees	$8,605,126
Affiliate gathering fees	529,898

Total revenues	9,135,024
Expenses
Depreciation	2,656,410
Gathering operating expenses	977,912
General and administrative	1,243,024

Total operating expenses	4,877,346

Operating income	4,257,678

Other income (expenses)
Interest income	3,858
Interest expense	(399,626)

Net income	$3,861,910

The accompanying notes are an integral part of these financial statements.

Chief Gathering LLC

STATEMENTS OF CHANGES IN MEMBER’S EQUITY

(Unaudited)

Member’s equity—January 1, 2012	$438,572
Net income	3,861,910

Member’s equity—March 31, 2012	$4,300,482

The accompanying notes are an integral part of these financial statements.

Chief Gathering LLC

STATEMENTS OF CASH FLOWS

Three months ended March 31, 2012

(Unaudited)

Operating activities
Net income	$3,861,910
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation expense	2,656,410
Interest expense accumulated in note payable—related party	133,614
Interest income accumulated in note receivable	(3,858)
Changes in operating assets and liabilities
Accounts receivable—trade	(312,771)
Inventory	(10,700)
Affiliate payable	2,397,213

Net cash provided by operating activities	8,721,818

Investing activities
Expenditures for property and equipment	(53,899,293)
Advances on note receivable	(408,167)

Net cash used in investing activities	(54,307,460)

Financing activities
Advances on note payable—related party	45,585,642

Net cash provided by financing activities	45,585,642

Increase in cash and cash equivalents	-
Cash and cash equivalents, beginning of year	-

Cash and cash equivalents, end of year	$-

Supplemental cash flow disclosure
Non-cash investing activities—transfers from inventory to property and equipment	$222,035

Non-cash financing activities—accrued property and equipment capital expenditures	$3,456,584

The accompanying notes are an integral part of these financial statements.

Chief Gathering LLC

NOTES TO FINANCIAL STATEMENTS

Three months ended March 31, 2012

(Unaudited)

NOTE A—NATURE OF OPERATIONS

Chief Gathering LLC (the “Company”) is a Texas limited liability company that constructs and operates pipelines within the Marcellus shale in Pennsylvania and West Virginia to deliver natural gas from wellheads to interstate and intrastate pipelines that ultimately redeliver to industrial end users and consumers. The Company is a wholly owned subsidiary of Chief E&D Holdings, L.P (“Chief”).

NOTE B—BASIS OF PRESENTATION

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation of our financial statements have been included.

NOTE C—NOTE RECEIVABLE

On January 23, 2012, Zahi G. & Pamela Ann Nijmeh entered into a promissory note with the Company. The promissory note is secured by a first lien mortgage on Nijmeh’s 8.437 acres of land and improvements situated in Luzerne County, Pennsylvania. This financing transaction was entered into in order for the Company to acquire title free of prior liens to an easement across the Nijmeh tract needed for construction of the Company’s Wyoming Pipeline. Monthly payments are not required. Any payments made will go first to interest, then to principal. Interest on the unpaid balance accrues at 5% per annum. The maturity date of the promissory note is the earlier of January 31, 2015 or the final resolution of a lawsuit, Zahi G. & Pamela Ann Nijmeh v. Erie Insurance Group et al., No. 2010-2224, presently pending in state court in Luzerne County. As of March 31, 2012, the total note receivable is $412,025, including $3,858 of accumulated accrued interest income.

NOTE D—AFFILIATE PAYABLE

The Company is involved in the following related party transactions with Chief Oil & Gas LLC, who funds its day to day operations and are recorded as an affiliate payable in the balance sheet.

General and Administrative Expense—The Company has no employees. All personnel assigned to the Company are employees of Chief Oil & Gas LLC, an affiliate. Employees of Chief Oil & Gas LLC allocate their time to various Chief entities, including the Company, on a monthly basis. Those working full time for the Company allocate 100% of their time to the Company. Other Chief employees may allocate only a portion of their time to the Company. General and administrative expenses not directly charged to a specific entity (including certain rent, office supplies, insurance, public relations expenses) are allocated to the various entities based on direct labor. Total general and administrative expense, including salaries and wages, charged to us by Chief Oil & Gas LLC totaled $666,186 for the three months ended March 31, 2012.

Bank Accounts and Affiliate Payable—The Company has no bank accounts. All invoices are paid by Chief Oil & Gas LLC and an intercompany billing is generated to the Company, at which time the transactions are recorded on the Company’s books. The Affiliate payable account is utilized to account for transactions between Chief Oil & Gas LLC and the Company.

Chief Gathering LLC

NOTES TO FINANCIAL STATEMENTS

Three months ended March 31, 2012

(Unaudited)

NOTE D—AFFILIATE PAYABLE—(continued)

Revenue and Accounts Receivable—The Company has only a few customers. It bills for its services on a monthly basis and collects the following month. Proceeds are deposited into a Chief Oil & Gas LLC account and credit is given to the Company via intercompany transactions relieving the affiliate payable account.

Inventory—Inventory is purchased by Chief Oil & Gas LLC and transferred to the Company.

Note Payable—Related Party—The Company funds its daily affiliate payable with Chief Oil & Gas LLC through a $400 million loan facility with Chief Exploration & Development LLC, an affiliate (see Note D). The Company is also a co-borrower under the credit agreement with a group of banks led by BNP Paribas bank acting as agent, as disclosed in Note E, under which its member interest is pledged. Banking fees related to the facility are for the benefit of both Chief and the Company; consequently split equally. Interest on borrowings under the credit agreement is allocated to Chief and the Company based on the borrowings of each and their respective contribution to the borrowing base.

NOTE E—NOTE PAYABLE—RELATED PARTY

The Company has a $400,000,000 loan agreement with Chief Exploration & Development, LLC. All outstanding and unpaid principal and interest is due on December 31, 2014. The unpaid principal balance of the loan bears interest at a floating rate based on the IRS’s quarterly, short-term applicable federal rate (AFR) adjusted each quarter. At March 31, 2012, the AFR rate was 0.19%. At March 31, 2012 and December 31, 2011, the Company’s accumulated interest was $133,614 and $672,246, respectively. The loan balance, including accumulated interest, was $280,200,943 and $234,481,687 at March 31, 2012 and December 31, 2011, respectively.

The loan and security agreement contain covenants which relate only to the ongoing operation of the business, there are no financial covenants. The Company was in compliance with all covenants at March 31, 2012.

NOTE F—LONG TERM DEBT

The Company entered into a credit agreement, as co-borrower with an affiliate, with BNP Paribas bank on May 18, 2010. The loan agreement states a maximum credit limit of $200,000,000 with an interest rate equal to the base rate advance, as defined (generally Prime Rate plus a margin of 1% to 2%), or LIBO Rate plus a margin of 2% to 3%, depending on the amount outstanding. The maturity date of the agreement is May 18, 2014. The loan is collateralized by the member’s interest in the Company. At March 31, 2012 and December 31, 2011, the loan balance outstanding attributable to the Company was $45,000,000.

NOTE G—COMMITMENTS AND CONTINGENCIES

Litigation

The Company is involved in ongoing legal and/or administrative proceedings arising in the ordinary course of the businesses, none of which have predictable outcomes. Management believes none will have a material impact on the Company’s financial position, cash flows, or operating results.

Chief Gathering LLC

NOTES TO FINANCIAL STATEMENTS

Three months ended March 31, 2012

(Unaudited)

NOTE G—COMMITMENTS AND CONTINGENCIES—(continued)

Environmental

The Company is subject to extensive federal, state and local environmental laws and regulations. These laws, which are often changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites. Environmental expenditures are expensed as incurred. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed. Liabilities for expenditures of a noncapital nature are recorded when environmental assessment and/or remediation is probable and the costs can be reasonably estimated. Such liabilities are generally undiscounted unless the timing of cash payments is fixed and readily determinable. Management believes no liabilities of this nature existed at March 31, 2012 or December 31, 2011.

NOTE H—MAJOR CUSTOMERS

During the three months ended March 31, 2012, the Company had four customers accounting for 29%, 18%, 13% and 10% of its total revenues, respectively. Chief Exploration & Development LLC, an affiliate, accounted for 5% of total revenues during the three months ended March 31, 2012. As additional customers are continually added, the Company believes that the loss of these customers would not result in a material adverse effect on its operations.

NOTE I—SUBSEQUENT EVENTS

The Company evaluated it financial statements for subsequent events through May 7, 2012, the date the financial statements were available to be issued. The Company is not aware of any subsequent events which would require recognition or disclosure in the financial statements, other than the following event:

On April 9, 2012, the Company signed a definitive agreement to be acquired by Penn Virginia Resource Partners, L.P. (“PVR”) for $1.0 billion, consisting of $800 million in cash and $200 million in PVR limited partner interests. The final purchase price is subject to adjustment and will have an economic effective date of January 1, 2012.

Report of Independent Certified Public Accountants

The Member

Chief Gathering LLC

We have audited the accompanying balance sheets of Chief Gathering LLC (the “Company”, a Texas limited liability company) as of December 31, 2011, 2010, and 2009, and the related statements of operations, changes in member’s capital, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chief Gathering LLC as of December 31, 2011, 2010, and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Dallas, Texas

April 20, 2012

Chief Gathering LLC

BALANCE SHEETS

December 31,

	2011	2010	2009
ASSETS
Current assets
Accounts receivable—trade	$5,077,906	$1,841,219	$210,726
Prepaid expenses	-	-	753,115

Total current assets	5,077,906	1,841,219	963,841
Property and equipment, net	264,311,750	158,087,764	50,851,814
Inventory	12,879,055	23,685,344	11,327,392

Total assets	$282,268,711	$183,614,327	$63,143,047

LIABILITIES AND MEMBER’S EQUITY (DEFICIT)
Current liabilities
Affiliate payable	$2,348,452	38,889,252	68,628,662

Total current liabilities	2,348,452	38,889,252	68,628,662
Note payable—related party	234,481,687	150,000,000	-
Long term debt	45,000,000	-	-

Commitments and contingencies (Note E)

Member’s equity (deficit)	438,572	(5,274,925)	(5,485,615)

Total liabilities and member’s equity (deficit)	$282,268,711	$183,614,327	$63,143,047

The accompanying notes are an integral part of these financial statements.

Chief Gathering LLC

STATEMENTS OF OPERATIONS

Years ended December 31,

	2011	2010	2009
Revenues
Gathering fees	$20,567,998	$7,355,215	$919,420
Affiliate gathering fees	1,838,062	2,800,933	799,379

Total revenues	22,406,060	10,156,148	1,718,799
Expenses
Depreciation	7,756,008	2,747,199	1,197,734
Gathering operating expenses	3,611,180	2,830,452	1,305,102
General and administrative	4,820,222	4,049,245	2,871,824

Total operating expenses	16,187,410	9,626,896	5,374,660

Operating income (loss)	6,218,650	529,252	(3,655,861)

Other income (expenses)
Interest expense	(511,647)	(296,928)	-
Other income (expense)	6,494	(21,634)	-

Net income (loss)	$5,713,497	$210,690	$(3,655,861)

The accompanying notes are an integral part of these financial statements.

Chief Gathering LLC

STATEMENTS OF CHANGES IN MEMBER’S EQUITY (DEFICIT)

Year ended December 31, 2011, 2010 and 2009

Member’s deficit—January 1, 2009	$(1,829,754)
Net loss	(3,655,861)

Member’s deficit—December 31, 2009	(5,485,615)
Net income	210,690

Member’s deficit—December 31, 2010	(5,274,925)
Net income	5,713,497

Member’s equity—December 31, 2011	$438,572

The accompanying notes are an integral part of these financial statements.

Chief Gathering LLC

STATEMENTS OF CASH FLOWS

Years ended December 31,

	2011	2010	2009
Operating activities
Net income (loss)	$5,713,497	$210,690	$(3,655,861)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation expense	7,756,008	2,747,199	1,197,734
Interest expense accumulated in note payable—related party	672,246	537,178	-
Changes in operating assets and liabilities
Accounts receivable—trade	(3,236,687)	(1,630,493)	(159,320)
Prepaid expenses	-	753,115	(748,115)
Inventory	(5,299,166)	(14,909,012)	(6,810,761)
Affiliate payable	(34,687,587)	(29,480,672)	43,135,299

Net cash provided by (used in) operating activities	(29,081,689)	(41,771,995)	32,958,976

Investing activities
Expenditures for property and equipment	(99,727,752)	(107,690,827)	(32,958,976)

Net cash used in investing activities	(99,727,752)	(107,690,827)	(32,958,976)

Financing activities
Advances on note payable—related party	128,809,441	149,462,822	-
Repayment on note payable—related party	(45,000,000)	-	-
Advances on long term debt	45,000,000	-	-

Net cash provided by financing activities	128,809,441	149,462,822	-

Increase in cash and cash equivalents	-	-	-
Cash and cash equivalents, beginning of year	-	-	-

Cash and cash equivalents, end of year	$-	$-	$-

Supplemental cash flow disclosure
Non-cash investing activities—transfers from inventory to property and equipment	$16,105,455	$2,551,060	$1,911,322

Non-cash financing activities—accrued property and equipment capital expenditures	$1,853,213	$258,738	$1,613,462

The accompanying notes are an integral part of these financial statements.

Chief Gathering LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2011, 2010 and 2009

NOTE A—NATURE OF OPERATIONS

Chief Gathering LLC (the “Company”) is a Texas limited liability company that constructs and operates pipelines within the Marcellus shale in Pennsylvania and West Virginia to deliver natural gas from wellheads to interstate and intrastate pipelines that ultimately redeliver to industrial end users and consumers. The Company is a wholly owned subsidiary of Chief E&D Holdings, L.P (“Chief”).

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Accounts Receivable

Substantially all of the Company’s accounts receivable are due from producers of natural gas in the Marcellus Shale. As additional customers are continually added, the Company believes that the loss of these producers would not result in a material adverse effect on its operations. The Company reviews its need for an allowance on a periodic basis and writes off accounts receivable when they become uncollectible. The Company determines the allowance by considering the length of time past due, previous history, and debtor’s ability to pay its obligation, among other things. As of December 31, 2011, 2010, and 2009, no allowance for doubtful accounts or write offs related to trade accounts receivable have been recorded.

Revenue Recognition

Revenue is determined primarily by the volumes of natural gas gathered, compressed, and treated through the Company’s pipeline and gathering systems. Revenues are generated principally under fee-based arrangements in which the Company receives a fee for natural gas gathering, compressing, or treating services. The revenue earned from these arrangements is directly related to the volume of natural gas that flows through the Company’s systems and is not directly related to commodity prices.

Inventory

Inventory consists of line pipe and parts on hand for future pipeline activities. Due to the expected use of inventory in the construction of the Company’s pipeline and gathering system, it has been classified as a non-current asset in the balance sheet. Inventory is stated at the lower of cost or market under the weighted average method. There were no inventory adjustments during 2011, 2010, or 2009.

Property and Equipment

Property and equipment are comprised of natural gas pipelines and facilities. These items are recorded at cost and are amortized by the straight-line method over their estimated useful lives of 20 years. Maintenance and repairs are expensed as incurred.

Related interest expense incurred during the construction of the gathering system is capitalized. Interest costs capitalized during 2011 and 2010 totaled $180,000 and $240,000, respectively, and are included in property and equipment.

The Company’s long-lived assets used in operations are assessed for impairment whenever changes in facts and circumstances indicate a possible significant deterioration in the future cash flows expected to be generated by an asset group. If, upon review, the sum of the undiscounted pretax cash flows is less than the carrying value of the asset group, the carrying value is written down to estimated fair value. The fair value of impaired assets is determined based on quoted market prices in active markets, if available, or upon the present value of expected future cash flows using discount rates commensurate with the risk involved in the asset group. There were no impairment indicators during 2011, 2010, or 2009.

Asset Retirement Obligations

The Company follows the provisions of Accounting Standards Codification (“ACS”) 410, Accounting for Asset Retirement Obligations. When estimable, the present value of a legal liability for an asset retirement obligation is recorded in the period it is incurred. The asset retirement obligation primarily relates to costs to dismantle, relocate or dispose gathering systems and related structures. Determination of the amounts to be recognized is based upon numerous estimates and assumptions, including expected settlement dates, future retirement costs, future inflation rates and the credit-adjusted risk-free interest rates. However, management was not able to reasonably measure the fair value of the asset retirement obligations as of December 31, 2011, 2010, or 2009 because the settlement dates were indeterminable. The Company will record an asset retirement obligation in the periods in which management can reasonably determine the settlement dates.

Income Taxes

Generally, income or loss of the Company is allocated to the member for inclusion in its respective tax returns. Accordingly, no provision is made for federal or local income taxes in the accompanying financial statements.

The Company is part of a group that files a Texas franchise tax return on a consolidated basis with Chief, its parent. Because the Company has no significant operations in Texas, it has not incurred state franchise taxes.

On January 1, 2009, the Company adopted ASC 740 Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109. ASC 740 clarifies the accounting for uncertainties in income taxes recognized in an enterprise’s financial statements in accordance with ASC 450. ASC 740 also prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740 provides guidance on de-recognition, classification, interest and penalties, disclosures, and transition.

As required by the uncertain tax position guidance in ASC 740, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant tax authority. At the adoption date, the Company applied the uncertain tax position guidance in ASC 740 to all tax positions for which the statute of limitations remained open. The adoption of this standard had no material impact on the Company. The Company has no material uncertain tax positions as of December 31, 2011, 2010, or 2009.

NOTE C—PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	Useful life in years	2011	2010	2009
Pipeline related assets	20	$208,006,662	$101,745,189	$32,557,204
Accumulated depreciation and amortization		(11,731,237)	(3,975,229)	(1,228,030)
Pipeline construction in progress		68,036,325	60,317,804	19,522,640

Total Property and Equipment		$264,311,750	$158,087,764	$50,851,814

NOTE D—NOTE PAYABLE—RELATED PARTY

The Company entered into a $150,000,000 loan agreement with Chief Exploration & Development, LLC, on January 1, 2010. The loan agreement was amended on June 30, 2011 and increased to $400,000,000. All outstanding and unpaid principal and interest is due on December 31, 2014. The unpaid principal balance of the loan bears interest at a floating rate based on the IRS’s quarterly, short-term applicable federal rate (AFR) adjusted each quarter. At December 31, 2011 and 2010, the AFR rate was 0.16% and 0.41%, respectively. At December 31, 2011, the Company’s accumulated interest at December 31, 2011 and 2010 was $672,246 and $537,178, respectively. The loan balance, including accumulated interest, is $234,481,687 and $150,000,000 at December 31, 2011 and 2010, respectively.

The loan and security agreement contain covenants which relate only to the ongoing operation of the business, there are no financial covenants. The Company was in compliance with all covenants at December 31, 2011.

NOTE E—LONG TERM DEBT

The Company entered into a credit agreement, as co-borrower with an affiliate, with BNP Paribas bank on May 18, 2010. The loan agreement states a maximum credit limit of $200,000,000 with an interest rate equal to the base rate advance, as defined (generally Prime Rate plus a margin of 1% to 2%), or LIBO Rate plus a margin of 2% to 3%, depending on the amount outstanding. The maturity date of the agreement is May 18, 2014. The loan is collateralized by the member’s interest in the Company. At December 31, 2011, the loan balance outstanding attributable to the Company is $45,000,000.

NOTE F—COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company has entered into office lease agreements, certain of which call for escalating rent payments, as well as one compressor lease agreement. The Company records rent expense on a straight-line basis over the lease term. The following is a schedule of future minimum lease payments required under the various leases as of December 31, 2011.

Year ending December 31,	Amount
2012	$73,560
2013	34,960
Thereafter	-

Total	$108,520

Rent expense, including fees for operating expenses and consumption of electricity and operating expenses, for the year ended December 31, 2011, 2010, and 2009 was approximately $322,983, $193,186, and $262,226, respectively.

Litigation

The Company is involved in ongoing legal and/or administrative proceedings arising in the ordinary course of the businesses, none of which have predictable outcomes. Management believes none will have a material impact on the Company’s financial position, cash flows, or operating results.

Environmental

The Company is subject to extensive federal, state and local environmental laws and regulations. These laws, which are often changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites. Environmental expenditures are expensed as incurred. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed. Liabilities for expenditures of a noncapital nature are recorded when environmental assessment and/or remediation is probable and the costs can be reasonably estimated. Such liabilities are generally undiscounted unless the timing of cash payments is fixed and readily determinable. Management believes no liabilities of this nature existed at December 31, 2011.

NOTE G—MAJOR CUSTOMERS

During 2011, the Company had three customers accounting for 42%, 13%, and 12% of its total revenues, respectively. During 2010, the Company had four customers accounting for 28%, 26%, 19%, and 12% of its total revenues, respectively. During 2009, the Company had three customers accounting for 47%, 25% and 12% of its total revenues, respectively. Chief Exploration & Development LLC, an affiliate, accounted for the 28% and 47% of total revenues noted above during 2010 and 2009, respectively. As additional customers are continually added, the Company believes that the loss of these customers would not result in a material adverse effect on its operations.

NOTE H—AFFILIATE PAYABLE

The Company is involved in the following related party transactions with Chief Oil & Gas LLC, who funds its day to day operations and are recorded as an affiliate payable in the balance sheet.

Employees and G&A expense—The Company has no employees. All personnel assigned to the Company are employees of Chief Oil & Gas LLC, an affiliate. Employees of Chief Oil & Gas LLC allocate their time to various Chief entities, including the Company, on a monthly basis. Those working full time for the Company allocate 100% of their time to the Company. Other Chief employees may allocate only a portion of their time to the Company. General and administrative expenses not directly charged to a specific entity (including certain rent, office supplies, insurance, public relations expenses) are allocated to the various entities based on direct labor.

Bank Accounts and Affiliate Payable—the Company has no bank accounts. All invoices are paid by Chief Oil & Gas LLC and an intercompany billing is generated to the Company, at which time the transactions are recorded on the Company’s books. The Affiliate payable account is utilized to account for transactions between Chief Oil & Gas LLC and the Company.

Revenue and Accounts receivable—the Company has only a few customers. It bills for its services on a monthly basis and collects the following month. Proceeds are deposited into a Chief Oil & Gas LLC account and credit is given to the Company via intercompany transactions relieving the affiliate payable account.

Inventory—Inventory is purchased by Chief Oil & Gas LLC and transferred to the Company.

Note payable—related party—the Company funds its daily affiliate payable with Chief Oil & Gas LLC through a $400 million loan facility with Chief Exploration & Development LLC, an affiliate (see Note D). The Company is also a co-borrower under the credit agreement with a group of banks led by BNP Paribas bank acting as agent, as disclosed in Note E, under which its member interest is pledged. Banking fees related to the facility are for the benefit of both Chief and the Company; consequently split equally. Interest on borrowings under the credit agreement is allocated to Chief and the Company based on the borrowings of each and their respective contribution to the borrowing base.

NOTE I—SUBSEQUENT EVENTS

The Company evaluated its financial statements for subsequent events through April 20, 2012, the date the financial statements were available to be issued. The Company is not aware of any subsequent events which would require recognition or disclosure in the financial statements, other than the following event:

On April 9, 2012, the Company signed a definitive agreement to be acquired by Penn Virginia Resource Partners, L.P. (“PVR”) for $1.0 billion, consisting of $800 million in cash and $200 million in PVR limited partner interests. The final purchase price is subject to adjustment and will have an economic effective date of January 1, 2012.